================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to 240.14a-12

                                   DDi Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                   The Proxy must be an Appendix
                                                         to the Proxy Statement.

                                   DDi Corp.
                               1220 Simon Circle
                           Anaheim, California 92806

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

   We cordially invite you to attend our 2001 Annual Meeting of Stockholders. This Annual Meeting will be held at 10:00 A.M., California time, on Friday, June 1, 2001, at the corporate headquarters of DDi Corp. located at 1220 Simon Circle, Anaheim, California 92806, for the following purposes:

  1. To elect three Class I Directors to the Board of Directors to hold office for a term of three years and until their respective successors are elected and qualified.

  2. To consider a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

  3. To transact such other business as may properly come before this Annual Meeting or any adjournment thereof.

   The Board of Directors has nominated Prescott Ashe, Charles D. Dimick and David Dominik as the nominees for election to the Board of Directors as Class I Directors.

   The Board of Directors has fixed the close of business on April 6, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting.

   You are cordially invited to be present and to vote at this Annual Meeting in person. However, you are also requested to sign, date and return the enclosed proxy in the enclosed postage-paid and addressed envelope, whether or not you expect to attend. In the event you have returned a signed proxy, but elect to attend this Annual Meeting and vote in person, you will be entitled to vote.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH P. GISCH

                                          Joseph P. Gisch
                                          Secretary

Anaheim, California
April 30, 2001

                                   DDi Corp.
                               1220 Simon Circle
                           Anaheim, California 92806

                               ----------------

                                PROXY STATEMENT

                               ----------------

   The Board of Directors of DDi Corp. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, June 1, 2001, at the corporate headquarters of DDi Corp. located at 1220 Simon Circle, Anaheim, California 92806, at 10:00 A.M., California time, and at any adjournments thereof (the "Annual Meeting" or the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described herein. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to stockholders is May 9, 2001.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

Who May Vote

   The Board of Directors of the Company (the "Board of Directors" or the "Board") has fixed the close of business on April 6, 2001, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the "Record Date"). The only outstanding class of stock of the Company is its common stock, par value $0.01 per share ("Common Stock"). At the Record Date, 47,622,508 shares of Common Stock were outstanding. Each share of Common Stock entitles its record holder on the Record Date to one vote on all matters. With respect to the election of directors only, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees.

Revocability of Proxy

   You may revoke your proxy prior to its exercise. You may do this by (a) delivering to the Secretary of the Company, Joseph P. Gisch, at or prior to the Annual Meeting, an instrument of revocation or another proxy bearing a date or time later than the date or time of the proxy being revoked or (b) voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke your proxy.

How Your Shares Will Be Voted

   All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted "FOR" (a) election of the Board's nominees for Class I Directors and (b) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. As to any other business which may properly come before the Annual Meeting, the persons named in such proxies will vote in accordance with their best judgment, although the Company does not presently know of any other such business.

Voting, Quorum and Broker Non-Votes

   Shares of Common Stock will be counted as present at the Annual Meeting if the stockholder is present and votes in person at the Meeting or has properly submitted a proxy card. A majority of the Company's outstanding shares entitled to vote as of the Record Date must be present at the Annual Meeting in order to hold the Meeting and conduct business. This is called a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The three nominees receiving the highest number of votes "FOR" a director will be elected as directors. This number is called a plurality. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on each proposal (other than the election of directors) is required for the adoption of each such proposal. Abstentions will be counted as votes against any of the proposals as to which a stockholder abstains, but non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote. A non-vote may occur when a nominee holding shares of Common Stock for a beneficial owner does not vote on a proposal because such nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Expenses and Method of Solicitation

   The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

Nominations for Directors for the Annual Meeting

   The Bylaws of the Company (the "Bylaws") set forth certain procedures relating to the nomination of directors (the "Nomination Bylaw") and no person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Under the terms of the Nomination Bylaw, to be timely for Annual Meeting, a stockholder's notice must have been delivered to or mailed and received at the principal executive offices of the Company by no later than April 15, 2001. The presiding officer of the Annual Meeting will, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the Nomination Bylaw, and if he should so determine, he will so declare to the Meeting and the defective nomination will be disregarded. Notwithstanding the provisions of the Nomination Bylaw, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in the Nomination Bylaw. For information related to application of the Nomination Bylaw for the 2002 Annual Meeting, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the 2002 Annual Meeting."

Stockholder Proposals for the Annual Meeting

   The Bylaws set forth certain procedures relating to the procedures for properly bringing business before an annual meeting of the stockholders (the "Stockholder Proposal Bylaw"). Under the terms of the Stockholder Proposal Bylaw, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company by no later than April 15, 2001. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Bylaw, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. For information related to the application of the Stockholder Proposal Bylaw for the 2002 Annual Meeting, see the discussion in this Proxy Statement under the caption "Submission of Stockholder Proposals and Director Nominations for the 2002 Annual Meeting."

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

Beneficial Ownership Table

   The following table contains certain information as of the Record Date regarding all persons who were the beneficial owners of more than 5% of the outstanding shares of Common Stock, each of the directors of the Company, each nominee for election to become a director, each of the executive officers named in the Summary Compensation Table set forth below under the caption "Compensation of Executive Officers" (we refer to all these officers as the "Named Executive Officers") and all directors and executive officers as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person, based upon statements filed with the Securities and Exchange Commission (the "SEC"), or based upon the actual knowledge of the Company.

                                                  Amount and Nature of
                                                 Beneficial Ownership(1)
                                           -----------------------------------
                                           Number of
                                             Shares   Right to    Percent of
Name                                        Owned(2) Acquire(3) Class(1)(2)(3)
----                                       --------- ---------- --------------
Principal Stockholders:
 Bain Capital Funds (4)................... 6,695,050   49,162        14.1%
 Capital Research & Management (5)........ 5,145,000  666,670        12.0%
 J.P. Morgan Partners (23A SBIC), LLC
  (6)..................................... 2,738,979      --          5.8%
 SMALLCAP World Fund, Inc. (7)............ 2,470,000      --          5.2%
Class I Director Nominees:
 Prescott Ashe (8)........................ 1,766,838    7,716         3.7%
 Charles D. Dimick (9).................... 1,125,202  184,245         2.7%
 David Dominik (10)....................... 1,764,676    7,716         3.7%
Class II Directors:
 Robert Guezuraga.........................       --       --            *
 Murray Kenney............................    24,513      --            *
 Bruce D. McMaster........................ 1,043,297  203,899         2.6%
 Stephen M. Zide (11)..................... 1,764,676    7,716         3.7%
Class III Directors:
 Mark R. Benham (12)......................   778,678   26,841         1.7%
 Edward W. Conard (10).................... 1,764,676    7,716         3.7%
 Stephen G. Pagliuca (10)................. 1,764,676    7,716         3.7%
Named Executive Officers:
 Bruce D. McMaster........................ 1,043,297  203,899         2.6%
 Charles D. Dimick........................ 1,125,202  184,245         2.7%
 Joseph P. Gisch..........................   159,847   58,679           *
 John Peters (13).........................   456,447   24,330         1.0%
 Gregory Halvorson........................   213,718   97,129           *
All Directors and Executive Officers as a
 group (14 persons)....................... 5,770,136  645,333        13.3%

--------
 * Indicates beneficial ownership of less than 1% of the issued and outstanding common stock.

(1) Subject to applicable community property and similar statutes.

(2) Includes shares beneficially owned, whether directly or indirectly, individually or together with associates.

(3) Shares that can be acquired through conversion of convertible securities, warrant exercises or stock option exercises through June 5, 2001 (within 60 days of the Record Date).

                                         (Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)
--------
(4) Includes shares of common stock and warrants to purchase shares of common stock, owned by Bain Capital Fund V, L.P. ("Fund V"); Bain Capital Fund V-B, L.P. ("Fund V-B"); BCIP Associates ("BCIP"); and BCIP Trust Associates, L.P ("BCIP Trust"). Fund V beneficially owns 1,365,629 of these shares. Fund V has sole voting and sole dispositive power with respect to such shares. Fund V-B beneficially owns 3,564,745 of these shares. Fund V-B has sole voting and sole dispositive power with respect to such shares. Bain Capital Partners V, L.P. ("Bain Partners V"), as the sole general partner of Fund V and Fund V-B, may be deemed to share voting and dispositive power with respect to the shares currently held by Fund V and Fund V-B. Bain Capital Investors V, Inc. ("Bain Investors V"), as the sole general partner of Bain Partners V, may be deemed to share voting and dispositive power with respect to the shares currently held by Fund V and Fund V-B. BCIP beneficially owns 1,230,148 of these shares. BCIP has sole voting and sole dispositive power with respect to such shares. BCIP Trust beneficially owns 534,528 of these shares. BCIP Trust has sole voting and sole dispositive power with respect to such shares. As members of the Management Committee of each of BCIP and BCIP Trust, W. Mitt Romney and Joshua Bekenstein may be deemed to share voting and dispositive power with respect to the shares held by BCIP and BCIP Trust. The address of the Bain Funds is c/o Bain Capital., Inc., Two Copley Place, Boston, Massachusetts 02116.

(5) The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 is deemed to be the beneficial owner of 5,811,670 shares of our Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(6) The address of J.P. Morgan Partners (23A SBIC), LLC is 1221 Avenue of the Americas, New York, New York 10020.

(7) The address of SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, CA 90071.

(8) Mr. Ashe directly holds 2,162 shares of common stock. The additional shares of common stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Ashe is a partner of BCIP and BCIP Trust and accordingly, may be deemed to beneficially own securities owned by such entities. Mr. Ashe has neither investment or voting power over these securities. Mr. Ashe disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.

(9) Includes 11,230 shares of common stock held by Mr. Dimick's minor child.

(10) The shares of common stock and warrants included in the table represent shares held by BCIP and BCIP Trust. Messrs. Conard and Pagliuca are each Managing Directors of Bain Capital, Inc. and general partners of BCIP and BCIP Trust, and Mr. Dominik is a former Managing Director of Bain Capital, Inc. and a general partner of BCIP and BCIP Trust. Accordingly, each of Messrs. Conard, Pagliuca and Dominik may be deemed to beneficially own shares and warrants owned by such entities. None of Messrs. Conard, Pagliuca and Dominik has investment or voting power over these securities. Each of Messrs. Conard, Pagliuca and Dominik disclaims beneficial ownership of any such shares and warrants in which they do not have a pecuniary interest.

(11) The shares of common stock and warrants included in the table represent securities held by BCIP and BCIP Trust. Mr. Zide is a partner of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own securities owned by such entities. Mr. Zide has neither investment or voting power over these securities. Mr. Zide disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest.


                                         (Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)
--------
(12) Mr. Benham directly holds 147,592 shares of common stock. Beneficial ownership also includes 631,086 shares of common stock and warrants to purchase 26,841 shares of common stock owned by Celerity Details, L.L.C. and Celerity Liquids, L.L.C. Mr. Benham is a managing member of Celerity Partners, L.L.C., which controls each of Celerity Details, L.L.C. and Celerity Liquids, L.L.C. and, accordingly, may be deemed to have shared investment and voting power with respect to the shares and warrants owned by Celerity Details, L.L.C. and Celerity Liquids, L.L.C. Mr. Benham disclaims beneficial ownership of any such shares and warrants in which he does not have a pecuniary interest. The address of Mr. Benham is c/o Celerity Partners, 11111 Santa Monica Boulevard, Suite 1127, Los Angeles, California 90025.

(13) Includes 900 shares of common stock held by Mr. Peters's minor child.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

   Under the Company's Certificate of Incorporation and Bylaws, which provide for a "classified" board of directors, three persons, Prescott Ashe, Charles D. Dimick and David Dominik, have been nominated by the Board of Directors for election at the Annual Meeting to serve a three year term expiring at the annual meeting in 2004 and until their respective successors are elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such election.

   The Bylaws provide for ten directors. Currently, there are three Class I Directors (Messrs. Ashe, Dimick and Dominik), whose term expires at the Annual Meeting; four Class II Directors (Messrs. Guezuraga, Kenney, McMaster and
Zide), whose term expires at the 2002 annual meeting of stockholders; and three Class III directors (Messrs. Benham, Conard and Pagliuca), whose term expires at the 2003 annual meeting of stockholders.

   Each of the nominees presently serves as a Class I Director and has served continuously as a director of the Company since the Company's inception in March 2000. In addition, each of the nominees served as a director of our predecessor since the date indicated in his biography below. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), the persons named in the proxy will vote for the election of such person or persons as may be designated by the present Board of Directors.

   Unless otherwise directed in the accompanying proxy, the persons named therein will vote for the election of the three Class I Director nominees listed below. The Board of Directors unanimously recommends a vote for the election of Prescott Ashe, Charles D. Dimick and David Dominik as Class I Directors.

Information About the Class I Director Nominees

   The following table sets forth information regarding the Class I Director nominees, including age on the date of the Annual Meeting and business experience during the past five years.

                                Director     Principal Occupation and Other
            Name            Age  Since                Information
            ----            --- --------     ------------------------------
 Prescott Ashe.............  33   1997   Mr. Ashe is a managing director of
                                         Golden Gate Capital, a private equity
                                         investment firm which he co-founded
                                         in 2000. He was a principal at Bain
                                         Capital Inc., a private equity
                                         investment firm that is affiliated
                                         with a group of investment funds that
                                         is our largest stockholder ("Bain
                                         Capital"), from June 1998 until May
                                         2000 and was an associate at Bain
                                         Capital from December 1992 to June
                                         1998. Prior to that, he was an
                                         analyst at Bain Capital, Inc. and a
                                         consultant at Bain & Company, a
                                         consulting firm. Mr. Ashe also serves
                                         as a director of most of our
                                         subsidiaries, including DDi Capital
                                         Corp. and Dynamic Details,
                                         Incorporated. Mr. Ashe is also a
                                         director of ChipPAC, Inc., Integrated
                                         Circuit Systems, Inc., and SMTC
                                         Corporation.

 Charles D. Dimick.........  44   1998   Mr. Dimick has been our Chairman, a
                                         Director and the President of our
                                         subsidiary, Dynamic Details
                                         Incorporated, Silicon Valley, since
                                         1998. Mr. Dimick founded Dynamic
                                         Circuits, Inc. ("DCI") an electronics
                                         manufacturing services company, in
                                         1991 and served as its president and
                                         chief executive officer until we
                                         merged with DCI in 1998. Mr. Dimick
                                         also serves as a director of most of
                                         our subsidiaries, including DDi
                                         Capital Corp. and Dynamic Details,
                                         Incorporated.

 David Dominik.............  44   1998   Mr. Dominik has been a managing
                                         director of Golden Gate Capital, a
                                         private equity investment firm he co-
                                         founded, since 2000. He has also been
                                         a special limited partner of Bain
                                         Capital, since 2000. He was a
                                         managing director of Bain Capital,
                                         Inc. from 1990 until March 2000. From
                                         1986 to 1990, Mr. Dominik was a
                                         general partner of Zero Stage
                                         Capital, a venture capital firm
                                         focused on early-stage companies, and
                                         was assistant to the chairman of
                                         Genzyme Corporation, a biotechnology
                                         firm, from 1984 to 1986. From 1982 to
                                         1984, he worked as a management
                                         consultant at Bain & Company, a
                                         consulting firm. Mr. Dominik serves
                                         as a director of certain of our
                                         subsidiaries, including DDi Capital
                                         Corp. and Dynamic Details,
                                         Incorporated. Mr. Dominik is also a
                                         director of ChipPAC, Inc., Integrated
                                         Circuit Systems, Inc., Thermawave,
                                         Inc. and SMTC Corporation.

Information About the Directors Whose Terms Continue

   The following table sets forth similar information regarding the members of the Board of Directors who are designated either Class II or Class III Directors and are continuing in office as directors of the Company. With the exception of Mssrs. Guezuraga and Kenney, each of our continuing directors has served continuously as a director of the Company since the Company's inception in March 2000. With respect to such directors, the date indicated in their respective biographies below is the date that such director became a director of our predecessor.

Class II Directors--Term Expiring at the 2002 Annual Meeting

                              Director      Principal Occupation and Other
           Name           Age  Since                  Information
           ----           --- --------      ------------------------------

 Robert Guezuraga........  51   2001   Mr. Guezuraga has been Senior Vice
                                       President and President, Cardiac
                                       Surgery, of Medtronic, Inc. a medical
                                       technology company since August 1999.
                                       From September 1998 to August 1999, he
                                       served as Vice President and General
                                       Manager of Medtronic Physio-Control
                                       International, Inc., a subsidiary of
                                       Medtronic that manufactures, sells and
                                       services external defibrillators and
                                       related medical equipment and
                                       accessories. From August 1994 to
                                       September 1998 he served as President
                                       and Chief Operating Officer of Physio-
                                       Control International, Inc., a medical
                                       equipment manufacturer. Prior to that,
                                       Mr. Guezuraga served as President and
                                       CEO of Positron Corporation from 1987 to
                                       1994 and held various management
                                       positions within General Electric
                                       Corporation, including GE's Medical
                                       Systems division.

 Murray Kenney...........  44   2001   Mr. Kenney has been a private investor
                                       since 1999. From 1992 to 1999, Mr.
                                       Kenney was a Managing Director and Co-
                                       Founding Partner of Indosuez Capital,
                                       the merchant banking unit of Credit
                                       Agricole Indosuez, a French financial
                                       institution. From 1990 to 1992, Mr.
                                       Kenney was with Peter J. Solomon
                                       Company, a financial advisory firm. From
                                       1986 to 1990, he was Vice President,
                                       Corporate Finance with Drexel Burnham
                                       Lambert Incorporated, an investment
                                       bank.

 Bruce D. McMaster.......  39   1997   Mr. McMaster has served as our President
                                       since 1991 and as a Director and our
                                       Chief Executive Officer since 1997.
                                       Before becoming our President, Mr.
                                       McMaster worked in various management
                                       capacities in our engineering and
                                       manufacturing departments. Mr. McMaster
                                       also serves as President and
                                       Chief Executive Officer of DDi Capital
                                       Corp. and Dynamic Details, Incorporated
                                       and serves as an executive officer of
                                       our other subsidiaries. He also serves
                                       as a director of two of our
                                       subsidiaries, DDi Sales Corp. and
                                       Dynamic Details Incorporated, Virginia.

 Stephen M. Zide.........  41   1997   Mr. Zide has been a principal at Bain
                                       Capital since September 2000. From 1998
                                       to 2000, he was a managing director at
                                       Pacific Equity Partners, a private
                                       investment firm that specializes in
                                       companies located in Australia and New
                                       Zealand. He was an associate at Bain
                                       Capital from 1997 to 1998. From 1992 to
                                       1995, he was a partner at the law firm
                                       of Kirkland & Ellis. Mr. Zide also
                                       serves as a director of Alliance Laundry
                                       Systems, L.L.C.

Class III Directors--Term Expiring at 2003 Annual Meeting

                              Director      Principal Occupation and Other
           Name           Age  Since                  Information
           ----           --- --------      ------------------------------

 Edward W. Conard........  43   1997   Mr. Conard has been a managing director
                                       of Bain Capital since March 1993. From
                                       1990 to 1992, Mr. Conard was a director
                                       of Wasserstein Perella, an investment
                                       banking firm that specializes in mergers
                                       and acquisitions. Prior to that, he was
                                       a vice president at Bain & Company, a
                                       consulting company, where he headed the
                                       firm's operations practice area. Mr.
                                       Conard also serves as a director of
                                       Waters Corporation, Cambridge
                                       Industries, Alliance Laundry Systems,
                                       L.L.C., ChipPAC, Inc., Medical
                                       Specialties, Inc. and U.S. Synthetic.

 Stephen G. Pagliuca.....  46   2000   Mr. Pagliuca has been a managing
                                       director of Bain Capital since May 1993
                                       and a general partner of Bain Venture
                                       Capital, Inc., a private equity
                                       investment firm, since 1989. Prior to
                                       joining Bain Capital, Mr. Pagliuca was a
                                       partner at the consulting firm Bain &
                                       Company. Mr. Pagliuca also worked as a
                                       senior accountant and international tax
                                       specialist for Peat Marwick Mitchell &
                                       Company, an accounting firm, in the
                                       Netherlands. He is also a director of
                                       Gartner Group, Epoch Senior Living and
                                       Dade Behring Inc.

 Mark R. Benham..........  49   1998   Mr. Benham has been a partner at
                                       Celerity Partners, L.L.C., a private
                                       equity investment firm that he co-
                                       founded, since 1992. Previously he was a
                                       senior investment officer of Citicorp
                                       Venture Capital, Ltd., a private equity
                                       investment firm, and prior to that he
                                       was an advisor to Yamaichi UniVen Co.,
                                       Ltd., the venture capital subsidiary of
                                       Yamaichi Securities International. Mr.
                                       Benham is a director of Rapid Design
                                       Service, Inc., SMTC Corporation and
                                       Starcom Holdings, Inc.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

Meetings of the Board and its Committees

   The Board of Directors manages the business of the Company. It establishes overall policies and standards for the Company and reviews the performance of management. In addition, the Board has established an Audit Committee, a Nominating Committee and a Compensation Committee whose functions are briefly described below. The directors are kept informed of the Company's operations at meetings of the Board and its committees through reports and analyses from, and discussions with, management.

   During the fiscal year ended December 31, 2000 (the "Fiscal Year" or "Fiscal 2000"), the Board of Directors met on nine (9) occasions.

   Audit Committee. The Audit Committee evaluates the performance of, and makes recommendations to the Board of Directors regarding the selection, retention and, where appropriate, the replacement of, the independent auditors. The Audit Committee also reviews the independence of the independent auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and reviews such audit results with the independent auditors. The Audit Committee reviews with management and the Company's independent auditors the Company's interim and year-end financial statements, discusses with management and the independent auditors any significant accounting and reporting issues and conformance of the Company's financial statements with applicable accounting and regulatory requirements. The Audit Committee is also responsible for recommending to the Board of Directors whether the Company's audited financial statements should be included in the Company's annual report on Form 10-K.

   The members of the Audit Committee are Mark R. Benham, Robert Guezuraga and Murray Kenney (Chairman). With the exception of Mark R. Benham, each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market Marketplace Rules (the "Nasdaq Rules"). Mr. Benham does not qualify as an independent director under such definition due to his ownership interest and management position in Celerity Partners, L.L.C., a private equity fund to which the Company has paid approximately $1.9 million in advisory fees over the past three years. The Board of Directors appointed
Mr. Benham to the Audit Committee in accordance with section 4320(d)(2)(B) of the Nasdaq Rules, which allows for the appointment of one director to the Audit Committee who is not independent. In so doing, the Board determined that Mr. Benham's position as a long-time financial advisor to the Company, his professional training and experience in private equity and investment banking, and, in particular, his involvement and understanding of the Company's past restructuring and acquisitions, give him a valuable perspective on the Company's history and operations and make him uniquely qualified to analyze and understand the financial and accounting issues which the Company is presented from time to time, and to advise the other Committee members on the accounting and financial reporting functions of the Company. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A. During the Fiscal Year, the Audit Committee met on one (1) occasion.

   Compensation Committee. The Compensation Committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives; reviews the chief executive officer's recommendations on compensation of our officers; adopts and changes major compensation policies and practices; and reports its recommendations to the Board of Directors for approval and authorization. The Compensation Committee also administers our stock plans. The members of the Compensation Committee are Prescott Ashe, Mark
R. Benham, Edward W. Conard (Chairman) and Stephen G. Pagliuca. During the Fiscal Year, the Compensation Committee met on one (1) occasion.

   Nominating Committee. The Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The members of the Nominating Committee are Edward W. Conard (Chairman), Stephen G. Pagliuca, Stephen M. Zide, Bruce D. McMaster and Charles D. Dimick. The Nominating Committee did not meet during the Fiscal Year. The Nominating Committee will consider nominees recommended by stockholders, if such recommendation is made in accordance with the Nomination Bylaw. For information regarding the requirements of the Nomination Bylaw, see the discussions in this Proxy Statement under the captions "Nominations for Directors for Annual Meeting" and "Nominations for Directors for the 2002 Annual Meetings."

   With the exception of Messrs. Benham, Conard, Dominik and Zide, each of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors held during the Fiscal Year (held during the period for which he has been a director). Each of the incumbent directors who was a member of a Board committee attended at least 75% of the aggregate of the total number of meetings held by all committees of the Board on which he served during the Fiscal Year (held during the period that he served).

Compensation of Directors

   Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. Prior to March 2001, we did not pay any remuneration to our non-employee directors.

   Cash Compensation. Effective as of March 2001, each non-employee director who is "independent" under the Nasdaq Rules is entitled to receive $2,000 for each Board meeting that he attended. Each independent non-employee director is also entitled to receive $2,000 for each committee meeting that he attended in person or telephonically. In addition, each independent non-employee director is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board and committee meetings.

   Stock Options. Upon their election as non-employee directors in March 2001, Messrs. Guezuraga and Kenney were each granted an option to purchase 20,000 shares of Common Stock at an exercise price of $20.375 per share. The exercise price for all options granted to Messrs. Guezuraga and Kenney was based upon the fair market value of Common Stock on the date of grant. On an ongoing basis, (a) the Company intends to grant to each independent non-employee director an option to purchase 20,000 shares of Common Stock upon such director's initial election to the Board of Directors, which vests over a four-year period, and (b) the Company intends to grant to each independent non-employee director who remains on the Board of Directors an option to purchase an additional 2,500 shares of Common Stock effective at the close of business on each anniversary of the commencement of such director's initial election to the Board.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                  (Proposal 2)

Selection of Independent Auditors

   Consistent with the recommendation of the Audit Committee, the Board has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

   The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers, LLP as the Company's independent auditors.

   The Board of Directors unanimously recommends a vote in favor of the ratification of appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

Relationship of the Company with Independent Public Accountants

   During Fiscal 2000, PricewaterhouseCoopers also was engaged by the Company to provide certain consulting services.

   Audit Fees. The Company paid PricewaterhouseCoopers $367,000 in aggregate fees and expenses for the 2000 annual audit and for review of the Company's financial statements included in its Form 10-Q's for the 2000 fiscal year.

   Financial Information Systems Design and Implementation Fees. The Company did not make any payments to PricewaterhouseCoopers for financial information systems design and implementation services for the 2000 fiscal year.

   All Other Fees. The Company paid PricewaterhouseCoopers $2,473,000 for all other services, including preparation of financial statements for our initial public offering and our subsequent public offering, due diligence and auditing services related to some of our acquisitions and tax research and consulting services for the 2000 fiscal year.

   The Audit Committee considered whether, and determined that, the independent auditors' provision of non-audit services was compatible with maintaining the auditor's independence.

Report of the Audit Committee of the Board of Directors

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

   The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

   Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                                          Submitted by the Audit Committee:

                                          Mark R. Benham
                                          Robert Guezuraga
                                          Murray Kenney (Chairman)

                       COMPENSATION OF EXECUTIVE OFFICERS

   We are required by the SEC to disclose compensation paid by the Company during the last three fiscal years to (a) the Company's Chief Executive Officer; (b) the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2000; and (c) up to two additional individuals for whom such disclosure would have been provided under either clause (a) or (b) above but for the fact that the individual was not serving as an executive officer of the Company at the end of Fiscal 2000; provided, however, that no disclosure need be provided for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.

   Accordingly, the following sections disclose information regarding compensation paid by the Company during the last three fiscal years to (a) Mr. McMaster, the Company's Chief Executive Officer; and (b) Messrs. Dimick, Gisch, Peters and Halvorson, the four most highly-compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of Fiscal 2000 and whose salary and bonus exceeded $100,000. We refer to all of these officers as the "Named Executive Officers." The Company first became a reporting Company, pursuant to Section 13(a) of the Exchange Act, during Fiscal 2000.

                           Summary Compensation Table

                                                                        Long Term Compensation
                                          Annual Compensation                   Awards
                                  ----------------------------------- --------------------------
                                                                      Restricted   Securities
                                                       Other Annual     Stock      Underlying       All Other
Name and Principal Position  Year Salary($) Bonus($)  Compensation($) Awards($)  Options/SARs(#) Compensation($)
---------------------------  ---- --------- --------- --------------- ---------- --------------- ---------------
Bruce D. McMaster..........  2000  476,731  1,232,500            *        --          50,000(4)            --
 President and Chief                                                                  46,000(5)
 Executive Officer           1999  451,737     42,500            *        --              --               --
                             1998  432,423     69,694            *        --              --               --

Charles D. Dimick .........  2000  473,846  1,232,500        6,000(1)     --          50,000(4)            --
 Chairman                                                    7,442(2)                 46,000(5)
                                                           387,496(3)
                             1999  447,408     42,500        6,000(1)     --              --               --
                                                             5,197(2)
                                                           464,994(3)
                             1998  190,076     31,281        3,000(1)     --         109,521(6)     1,808,248(10)
                                                            39,684(2)                  5,972(7)
                                                           816,721(3)                142,725(8)

Joseph P. Gisch............  2000  288,558    580,000            *        --          30,000(4)            --
 Chief Financial Officer                                                              27,500(5)
                             1999  272,057     20,000            *        --              --               --
                             1998  269,346     18,967            *        --          28,077(9)            --

John Peters................  2000  374,185  1,232,500        6,000(1)     --          30,000(4)            --
 Vice President, Sales and                                 128,887(2)                 28,000(5)
 Marketing                                                 147,401(3)
                             1999  329,926     42,500        6,000(1)     --              --               --
                                                             1,411(2)
                                                           168,439(3)
                             1998  126,539     22,104        3,000(1)     --          39,006(6)       521,801(10)
                                                            10,547(2)                  2,127(7)       168,377(11)
                                                           126,363(3)                 50,831(8)

Gregory Halvorson..........  2000  311,233    580,000        6,000(1)     --          30,000(4)         8,060(12)
 Vice President, Operations                              1,491,489(2)                 27,500(5)
                                                           251,133(3)
                             1999  271,287     20,000        6,000(1)     --              --               --
                                                             5,848(2)
                                                           313,663(3)
                             1998  112,692     22,104        3,000(1)     --         145,849(6)       501,214(10)
                                                            48,460(2)                  7,954(7)     1,272,728(11)
                                                           198,975(3)                190,067(8)

--------
* The aggregate amount of perquisites and other benefits paid did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of the named executive officer.

(1) Reflects payments made in connection with the use of a personal automobile.

(2) Represents payments under our cash bonus plan made at the time of the exercise of options to purchase shares of common stock which were granted in connection with the merger of Dynamic Circuits, Inc. ("DCI") with a subsidiary of Dynamic Details, Incorporated, one of our subsidiaries.

                                         (Footnotes continued on the next page.)

(Footnotes continued from the preceding page.)
--------

(3) Reflects deferred cash distributions made in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of common stock.

(4) Options to purchase shares of common stock at an exercise price of $14.00 per share.

(5) Options to purchase shares of common stock at an exercise price of $12.00 per share.

(6) Options to purchase shares of common stock at an exercise price equal to $0.56 per share issued in connection with the DCI merger to replace options to purchase shares of DCI common stock.

(7) Options to purchase shares of common stock at an exercise price equal to $21.79 per share issued in connection with the DCI merger to replace options to purchase shares of DCI common stock.

(8) Options to purchase shares of common stock at an exercise price equal to $12.64 per share issued in connection with the DCI merger to replace options to purchase shares of DCI common stock.

(9) Options to purchase shares of common stock at an exercise price of $21.79 issued to Mr. Gisch after Mr. McMaster and another executive officer agreed to permit us to cancel options to purchase 16,004 and 12,073 shares of common stock, respectively, at an exercise price of $21.79 per share.

(10) Represents amounts payable under our cash bonus plan in connection with the exercise of outstanding options to purchase shares of common stock issued in connection with the DCI merger. Each amount listed excludes amounts actually paid to the named executive officer under our cash bonus plan in 1998, 1999 and 2000. See note 2 to this table.

(11) Reflects deferred cash distributions payable in connection with the exchange of options to purchase shares of common stock of DCI for options to purchase shares of common stock and common stock in connection with the DCI merger. The amount listed excludes the amounts of deferred compensation actually paid to the named executive officer in 1998, 1999 and 2000. See note 3 to this table.

(12) Reflects realized value of 1,046 shares of common stock acquired under the Employee Stock Purchase Plan.

Stock Options

   Stock Option Grants. The following table shows stock option grants to the Named Executive Officers during Fiscal 2000.

                     Option/SAR Grants in Last Fiscal Year

                                                                             Potential
                                                                         Realizable Value
                          Number of    Percentage                        At Assumed Annual
                          Securities    of Total                          Rates of Stock
                          Underlying  Options/SARs Exercise             Price Appreciation
                         Options/SARs  Granted to   or Base              for Option Term(3)
                           Granted    Employees in   Price   Expiration -------------------
          Name              (#)(1)    Fiscal Year  ($/sh)(2)    Date     5%($)     10%($)
          ----           ------------ ------------ --------- ---------- -------- ----------

Bruce D. McMaster.......    50,000        2.4%       14.00   04/14/2010 $440,226 $1,115,620
                            46,000        2.2%       12.00   04/25/2010  347,150    879,746

Charles D. Dimick.......    50,000        2.4%       14.00   04/14/2010  440,226  1,115,620
                            46,000        2.2%       12.00   04/25/2010  347,150    879,746

Joseph P. Gisch.........    30,000        1.4%       14.00   04/14/2010  264,136    669,372
                            27,500        1.3%       12.00   04/25/2010  207,535    525,935

John Peters.............    30,000        1.4%       14.00   04/14/2010  264,136    669,372
                            28,000        1.3%       12.00   04/25/2010  211,309    535,497

Greg Halvorson..........    30,000        1.4%       14.00   04/14/2010  264,136    669,372
                            27,500        1.3%       12.00   04/25/2010  207,535    525,935

--------
(1) These options are incentive stock options for tax purposes and vest as follows: 25% on each of the first and second anniversaries of grant and the remaining 50% in eight equal quarterly installments beginning three months after the second anniversary of grant. Upon a change in control of the Company (as defined in the stock option agreements relating to the respective plans), the options shall, notwithstanding the installment vesting provisions, become immediately exercisable in full.

(2) All options were granted at the fair market value on the date of grant.

(3) We are required by the SEC to use a 5% and 10% assumed rate of appreciation over the ten year option term. This does not represent our estimate or projection of the future common stock price. If the common stock does not appreciate, the Named Executive Officers will receive no benefit from the options.

   Option Exercises/Fiscal Year End Value. The following table shows stock option exercises and the value of unexercised stock options held by the Named Executive Officers during Fiscal 2000.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                                         Number of Securities
                                                        Underlying Unexercised     Value of Unexercised
                                                             Options/SARs        In-the-Money Options/SARs
                                           Value         at Fiscal Year-End(#)   at Fiscal Year-End($)(1)
                         Shares Acquired  Realized     ------------------------- -------------------------
          Name           on Exercise(#)    ($)(1)      Exercisable Unexercisable Exercisable Unexercisable
          ----           --------------- ----------    ----------- ------------- ----------- -------------
Bruce D. McMaster.......      40,982     $1,016,936      170,398      119,752    $2,481,515   $1,493,686
Charles D. Dimick.......      13,286        354,603      160,245       96,000     2,451,726    1,364,000
Joseph P. Gisch.........      17,269        428,516       40,084       68,049       874,473      218,859
John Peters.............      15,043        280,698       49,830       63,738       839,497      937,089
Greg Halvorson..........     132,386(2)   1,987,275(2)   103,756       63,439     1,770,114      901,597

--------
(1) Represents the positive difference between the closing price of the Common Stock on Friday, December 29, 2000 (the last stock trading day of the Fiscal Year) and the exercise price of the options.

(2) Does not include 1,046 shares of common stock acquired under the Employee Stock Purchase Plan, with a realized value of $8,060.

Employment Contracts and Termination of Employment and Change of Control Arrangements

   Mr. Dimick is currently employed as our Chairman and as President of Dynamic Details Incorporated, Silicon Valley, one of our operating subsidiaries, pursuant to an agreement dated July 23, 1998 which expires in July 2001. Under this agreement, Mr. Dimick is entitled to an initial annual base salary of $420,000, subject to increases during the remainder of the contract. His 2001 base salary is $505,000. In addition, Mr. Dimick is eligible for an annual bonus based upon the achievement of EBITDA targets and received an award, pursuant to the agreement, of 109,521 Series A cash bonus units valued at $0.5601 per unit and 142,725 Series L cash bonus units valued at $12.6062 per unit, which cash bonus units vest on the same schedule applicable to the vesting of the options to purchase shares of common stock granted in connection with the merger of Dynamic Circuits, Inc. with our subsidiary Dynamic Details, Incorporated and are payable in accordance with the terms of the cash bonus plan. Mr. Dimick also entered into a non-compete agreement with us which contains customary confidentiality provisions and a non-compete clause effective for the duration of the term of the agreement.

   None of our other Named Executive Officers are currently party to an employment agreement with us.

Compensation Committee Interlocks and Insider Participation

   During fiscal 2000, the Company's Compensation Committee was comprised of Prescott Ashe, Mark R. Benham, Edward W. Conard, and Stephen Pagliuca.

   In March 2000, we entered into a stockholders agreement with a number of our stockholders, including: (a) Bain Capital Fund V, L P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the "Bain Funds"); (b) Chase Manhattan Capital, L.P.; (c) Celerity Dynamo, L.L.C., Celerity Details, L.L.C., Celerity Liquids, L.L.C. (the "Celerity Funds"); (d) Charles D. Dimick, Bruce McMaster, Lee Muse, John Peters, Terry Wright, Joseph
P. Gisch; and (e) former shareholders of MCM Electronics. Under the stockholders agreement, we granted registration rights with respect to the shares of our common stock held by these stockholders. The Bain Funds are our largest stockholders, and three members of the Compensation Committee are or were affiliated with the Bain Funds. Edward W. Conard and Stephen G. Pagliuca are affiliated with the Bain Funds. Prescott Ashe was formerly affiliated with the Bain Funds. The Celerity Funds together were one of our principal stockholders until October 2000, and one member of the Compensation Committee, Mark R. Benham, is a partner of Celerity Partners, LLC.

   In connection with our initial public offering in April 2000, a management agreement among us, Dynamic Details, Incorporated, one of our operating subsidiaries, and Bain Capital Partners V, L. P. ("Bain V"), pursuant to which Bain V was to provide us with financial advisory services, was terminated by mutual consent of the parties. During 2000, we paid Bain V fees totaling $3 million under the management agreement, including $3 million in connection with our acquisition of MCM Electronics. Bain V is one of the Bain Funds, who together are our largest stockholders. Three members of the Compensation Committee are or were affiliated with the Bain Funds. Edward W. Conard and Stephen G. Pagliuca are affiliated with the Bain Funds, and Prescott Ashe was formerly affiliated with the Bain Funds.

   In June 1998, our subsidiary DDI Intermediate Holdings Corp. issued approximately $66.8 million in aggregate principal of 13 % Series A Senior Discount Notes due 2008 to Sankaty High Yield Asset Partners, L.P. ("Sankaty"), an affiliate of the Bain Funds. Sankaty subsequently assigned one-half of those notes to a third party that is unaffiliated with the Company. During 2000, we paid Sankaty a total of $25.1 million to redeem the Notes that were retained by Sankaty.

   Since April 2001, Sankaty has been acting as our agent in connection with our repurchases from time-to-time in the open market of DDi Capital senior discount notes. We have agreed to pay Sankaty a fee equal to 0.5% of the face value of the notes that we repurchase. From the beginning of 2001 through the date of this Proxy Statement, we have paid Sankaty fees totaling $231,300 in connection with such repurchases.

   Celerity Partners, Inc., an affiliate of Celerity Funds, which was one of our principal stockholders until October 2000, received a fee in September 2000 of $199,000 in connection with our acquisition of Golden Manufacturing, Inc. One member of the Compensation Committee, Mark R. Benham, is a partner of Celerity Partners, LLC. Investment funds associated with Bain Capital, Inc. and Celerity Partners, LLC are also stockholders of SMTC Corporation, one of our customers. Our sales to SMTC Corporation, which totaled approximately $4.1 million or approximately 0.8% of our net sales during fiscal 2000, are on terms equivalent to those made available to our other customers. Two members of the Compensation Committee, Prescott Ashe and Mark R. Benham, also serve as directors of SMTC Corporation.

Performance Graph

   The Company's Common Stock has been publicly traded since April 12, 2000. Prior to such date, there was no established market for the Company's Common Stock. The following graph compares the cumulative total stockholder return on our Common Stock since April 12, 2000 with the cumulative total return on (a) the Nasdaq Composite Index, (b) the S&P 500 Index, and (c) the Standard and Poor Electronics Component Index. The comparison assumes $100 was invested on April 12, 2000, in DDi Corp. stock and in each of the indices shown and assumes that all of the dividends were reinvested.

   The comparisons in this table are required by the SEC and, therefore, are not intended to forecast or be indicative of possible future performance of the Common Stock.

                     Comparison of Cumulative Total Return

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                               S&P
                                                           Electronics  Nasdaq
                                                    S&P     Component  Composite
                                       DDi Corp. 500 Index    Index      Index
                                       --------- --------- ----------- ---------
      4/12/00.........................  $100.00   $100.00    $100.00    $100.00
      4/28/00.........................  $114.16   $ 99.00    $ 85.78    $103.84
      5/31/00.........................  $101.79   $ 96.84    $ 78.99    $ 91.48
      6/30/00.........................  $216.89   $ 99.15    $ 60.94    $103.58
      7/31/00.........................  $167.43   $ 97.52    $ 62.79    $ 99.33
      8/31/00.........................  $290.14   $103.44    $ 57.11    $112.22
      9/29/00.........................  $336.76   $ 97.92    $ 52.04    $ 98.27
      10/31/00........................  $303.94   $ 97.43    $ 63.16    $ 90.33
      11/30/00........................  $167.43   $ 89.63    $ 72.31    $ 68.98
      12/29/00........................  $207.38   $ 89.99    $ 72.19    $ 64.45

                          TRANSACTIONS WITH MANAGEMENT
                                   AND OTHERS

   In March 2000, we entered into a stockholders agreement with a number of our stockholders, including: (a) Bain Capital Fund V, L.P., Bain Capital Fund V-B, L.P., BCIP Associates and BCIP Trust Associates, L.P. (collectively, the "Bain Funds"); (b) Chase Manhattan Capital, L.P.; (c) Celerity Dynamo, L.L.C., Celerity Details, L.L.C., Celerity Liquids, L.L.C. (the "Celerity Funds"); (d) Charles D. Dimick, Bruce McMaster, Lee Muse, John Peters, Terry Wright, Joseph
P. Gisch; and (e) former shareholders of MCM Electronics. Under the stockholders agreement, we granted registration rights with respect to the shares of our common stock held by these stockholders. The Bain Funds are our largest stockholders, and five of our directors are or were affiliated with the Bain Funds. Edward W. Conard, Stephen G. Pagliuca and Stephen M. Zide are affiliated with the Bain Funds. David Dominik and Prescott Ashe were formerly affiliated with the Bain Funds. The Celerity Funds together were one of our principal stockholders until October 2000, and one of our directors, Mark R. Benham, is a partner of Celerity Partners, LLC. Until January 2001, Chase Manhattan Capital, LLC, was one of our principal stockholders.

   In connection with our initial public offering in April 2000, a management agreement among us, Dynamic Details, Incorporated, one of our operating subsidiaries, and Bain Capital Partners V, L.P. ("Bain V"), pursuant to which Bain V was to provide us with financial advisory services, was terminated by mutual consent of the parties. During 2000, we paid Bain V fees totaling $3 million under the management agreement, including $3 million in connection with our acquisition of MCM Electronics. Bain V is one of the Bain Funds, who together are our largest stockholders. Five of our directors are or were affiliated with the Bain Funds. Edward W. Conard, Stephen G. Pagliuca and Stephen M. Zide are affiliated with the Bain Funds. David Dominik and Prescott Ashe were formerly affiliated with the Bain Funds.

   In connection with the exercise of certain options and the purchase of certain shares of restricted stock in 1997, we accepted as payment from Mssrs. McMaster, Gisch and Wright a note bearing interest at 5.57% per annum. Mr. McMaster, Mr. Gisch and Mr. Wright each paid off all amounts due to us under these loans in November 2000. The largest amount due to us during Fiscal 2000 from Mr. McMaster, Mr. Gisch, and Mr. Wright was approximately $197,615, $88,905, and $65,976, respectively.

   In connection with the exercise of certain options in 2000, we accepted as payment from Mr. Halvorson a note bearing interest at 6.46% per annum. The note has a term of 10 years. The loan is secured by a pledge of the shares purchased by Mr. Halvorson, and Mr. Halvorson is required to use any proceeds he received from the sale of the stock to repay his loan obligations. Mr. Halvorson had an outstanding loan balance due to us, excluding accrued interest, at March 31, 2001 of approximately $100,000. The largest amount due to us during Fiscal 2000 from Mr. Halvorson pursuant to this loan was approximately $100,000.

   In June 1998, our subsidiary DDI Intermediate Holdings Corp. issued $66,809,593.40 in aggregate principal of 13 1/2% Series A Senior Discount Notes due 2008 to Sankaty High Yield Asset Partners, L.P. ("Sankaty"), an affiliate of the Bain Funds. Sankaty subsequently assigned one-half of those Notes to a third party that is unaffiliated with the Company. During 2000, we paid Sankaty a total of $25.1 million to redeem the Notes that were retained by Sankaty.

   Since April 2001, Sankaty has been acting as our agent in connection with our repurchases from time-to-time in the open market of DDi Capital senior discount notes. We have agreed to pay Sankaty a fee equal to 0.5% of the face value of the notes that we repurchase. From the beginning of 2001 through the date of this Proxy Statement, we have paid Sankaty fees totaling $231,300 in connection with such repurchases.

   Chase Manhattan Capital, LLC, which until January 2001 was one of our principal stockholders, is an affiliate of The Chase Manhattan Bank, which serves as the administrative agent and participates as a lender under the senior credit facility of one of our operating subsidiaries, Dynamic Details, Incorporated, and is a counterparty to one of our interest rate exchange agreements, under terms similar to those of the other participants and counterparties. We paid The Chase Manhattan Bank $1.5 million in Fiscal 2000 pursuant to these arrangements.

   Celerity Partners, Inc., an affiliate of Celerity Funds, which was one of our principal stockholders until October 2000, received a fee in September 2000 of $199,000 in connection with our acquisition of Golden Manufacturing, Inc. One of our directors, Mark R. Benham, is a partner of Celerity Partners, LLC.

   Investment funds associated with Bain Capital, Inc. and Celerity Partners, LLC are also stockholders of SMTC Corporation, one of our customers. Our sales to SMTC Corporation, which totaled approximately $4.1 million or approximately 0.8% of our net sales during fiscal 2000, are on terms equivalent to those made available to our other customers. Two of our directors, Prescott Ashe and Mark Benham, also serve as directors of SMTC Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

   To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during Fiscal 2000, and except as disclosed in the following paragraph, our officers, directors and greater-than-ten-percent beneficial owners complied with all Section 16(a) filing requirements.

   Each of our directors, executive officers and greater-than-ten-percent stockholders filed their initial Form 3, which was due no later than the effective date of our initial public offering, late because the precise number of shares held by each such person was not known until the date of the offering. In addition, the following persons made late filings of reports under
Section 16(a) of the Exchange Act that related to transactions that occurred during Fiscal 2000: (a) John Peters, one of our executive officers, filed two late Forms 4--one in connection with three purchases of our common stock in April 2000, and one in connection with two sales of our common stock in October 2000; (b) Greg Halvorson, one of our executive officers, filed one late Form 4 in connection with one sale of our common stock in October 2000; (c) Charles D. Dimick, one of our executive officers and one of our directors, filed one late Form 4 in connection with two sales of our common stock in October 2000; (d) Terry Wright, one of our executive officers, filed one late Form 4 in connection with two sales of our common stock in October 2000; (e) Joseph Gisch, one of our executive officers, filed one late Form 4 in connection with two sales of our common stock in October 2000; (f) Mark Benham, one of our directors, filed one late Form 4 in connection with a sale of our common stock by Celerity Liquids, LLC in October 2000; (g) Stephen G. Pagliuca, one of our directors, filed one late Form 4 in connection with two distributions of shares from partnerships in which he is a partner, on charitable gift of shares of our common stock and four sales of our common stock in October 2000; (h) Edward Conard, one of our directors, filed one late Form 4 in connection with two distributions of shares from partnerships in which he is a partner, one charitable gift of shares of our common stock and four sales of our common stock in October 2000; (i) Stephen Zide, one of our directors, filed one late Form 4 in connection with two distributions of shares from partnerships in which he is a partner and four sales of our common stock in October 2000; and
(j) Mitt Romney, on behalf of the Bain Funds, one of greater-than-ten-percent stockholders, directors, filed one late Form 4 in connection with four distributions of shares from partnerships, one charitable gift of shares of our common stock and eight sales of our common stock in October 2000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS
              AND DIRECTOR NOMINATIONS FOR THE 2002 ANNUAL MEETING

Nominations for Directors for the 2002 Annual Meeting

   No person will be eligible for election as a director unless nominated in accordance with the provisions of the Nomination Bylaw. Nominations of persons for election to the Board of Directors may be made by (a) the Board of Directors or a committee appointed by the Board of Directors or (b) any stockholder who (i) is a stockholder of record at the time of giving the notice provided for in the Nomination Bylaw, (ii) will be entitled to vote for the election of directors at the Annual Meeting and (iii) complies with the notice procedures set forth in the Nomination Bylaw.

   Nominations by stockholders must be made in written form to the Secretary of the Company. Under the Nomination Bylaw, to be timely for an annual meeting, a stockholder's notice must have been delivered to or mailed and received at our principal executive offices not more than 90 days nor less than 60 days prior to the first anniversary of the preceding year's annual meeting provided, however, that in the event that the date of an annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received by us not later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made.

   Therefore, in order to be timely for the 2002 Annual Meeting, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not earlier than March 3, 2002 and not later than April 2, 2002. To be effective, the written notice must include (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of our stock which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares which are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director of the Company.

Stockholder Proposals for the 2002 Annual Meeting

   Under the terms of the Stockholder Proposal Bylaw, to be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, (c) otherwise properly brought before an annual meeting by a stockholder. For business (other than the nomination of directors, which is governed by the Nomination Bylaw) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.

   If you want us to consider including a proposal in the Company's proxy materials relating to the annual meeting of stockholders to be held in the year 2002, you must submit such proposal to the Company no later than December 31, 2001. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, we will include it in the proxy statement and set it forth on the form of proxy issued for such annual meeting of stockholders. You should direct any such stockholder proposals to the attention of the Secretary of the Company at our address set forth on the first page of this Proxy Statement.

   With respect to any proposal that one of our stockholders presents at the annual meeting of stockholders to be held in the year 2002 that is not submitted for inclusion in the Company's proxy materials, to be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than

60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that if the annual meeting is not held within 30 days before or after such anniversary date, then for the notice by the stockholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Therefore, in order to be timely for the 2002 Annual Meeting, a stockholder's notice regarding a proposal not to be included in the Company's proxy materials must be delivered to or mailed and received at our principal executive offices not earlier than March 3, 2002 and not later than April 2, 2002. With respect to any proposal that a stockholder of the Company presents at the annual meeting of stockholders to be held in the year 2002 that is not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act, the proxy for such annual meeting of stockholders will confer discretionary voting authority to vote on such stockholder proposal unless (a) we are notified of such proposal no later than April 2, 2002, and
(b) the proponent complies with the other requirements set forth in Rule 14a-4 under the Exchange Act.

   To be effective, the written notice must include, as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                         AVAILABILITY OF ANNUAL REPORT

   You may obtain, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, including the financial statements and the financial statement schedules required to be filed with the SEC pursuant to rule 13a-1 of the Exchange Act. You may also obtain copies of exhibits to the Form 10-K, but we will charge a reasonable fee to stockholders requesting such exhibits. You should direct your request in writing to us at our address set forth on the first page of this Proxy Statement, attention: Joseph P. Gisch, Secretary.

                                 OTHER MATTERS

   The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                                          By Order of the Board of Directors,

                                          /s/ JOSEPH P. GISCH

                                          Joseph P. Gisch
                                          Secretary

Anaheim, California
April 30, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

INTRODUCTION

   DDi Corp.'s executive management is primarily responsible for the completeness and accuracy of its financial reporting and the adequacy of its internal financial and operating controls. Its Board of Directors has responsibility to oversee management's exercise of these responsibilities. To assist the Board, the Corporation has established, through its bylaws, an Audit Committee whose authority and responsibilities are described by this Charter.

PURPOSE

   This Charter is created in order to define the Audit Committee's objectives, the range of its authority, the scope of its activities and its duties and responsibilities. It is intended to give Audit Committee members, management, external and internal auditors a clear understanding of their respective roles. The Audit Committee and the Board of Directors will review and assess the adequacy of this Charter annually.

MISSION STATEMENT

   Oversight of the (a) financial reporting process, the system of internal controls and the audit process and (b) independent auditors. In carrying out this purpose, the Committee will maintain and facilitate free and open communication between directors, the independent auditors, the internal auditor and the financial management of the Corporation.

GENERAL GUIDELINES

 Size, Composition and Term of Appointment

   The Audit Committee shall consist of no fewer than three directors each of whom are independent of management and the Corporation. Notwithstanding the preceding sentence, one director who is not independent as defined in Rule 4200 of the Nasdaq Stock Market Marketplace Rules (the "Nasdaq Rules"), and is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership of the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. Each member shall be financially literate and at least one of member shall have accounting or related financial management expertise as defined by the relevant rules promulgated by the Financial Accounting Standards Board ("FASB"), Securities and Exchange Commission ("SEC"), and the National Association of Securities Dealers ("NASD") or other regulatory body. The Board of Directors shall appoint the Audit Committee's Chairperson and members annually.

 Meetings

   The Committee will meet on a quarterly basis, prior to the release of earnings, and special meetings may be called when circumstances require.

 Oversight by the Board of Directors

   The Committee will report its activities to the full Board on a regular basis so that the Board is kept informed of its activities on a current basis. The Committee will perform all duties determined by the Board.

   The Board will determine annually that the Committee's members are independent or are eligible serve on the Committee notwithstanding the fact that they are independent under section 4350(d)(2)(B) of the Nasdaq Rules, as defined by the relevant rules promulgated by FASB, the SEC and the NASD, and that the Committee has fulfilled its duties and responsibilities.

 Authority

   The Committee derives its authority from the By-Laws of the Corporation and is hereby given all resources and authority necessary to properly discharge its duties and responsibilities.

   The Committee acts on the Board's behalf in the matters outlined below.

 External Auditors

   The Committee will evaluate the performance of, and make recommendations to the Board of Directors regarding the selection, retention and, where appropriate, the replacement of, the independent public accountants. The Committee will consider management's recommendation of the appointment of the independent public accountants. The Committee will review with management the performance, appointment and/or termination of the independent public accountants.

   The Committee will ensure that the independent public accountants provide a formal written statement to the Committee setting forth all relationships between the independent public accountants and the Company, consistent with the Independence Standards Board Standard No. 1. The Committee will discuss with the independent public accountants any disclosed relationships or services which may impact the objectivity and independence of the independent public accountants. The Committee will take, or recommend that the full Board take, appropriate action to ensure the independence of the independent public accountants.

   The Committee will review with management and the independent public accountants the annual audit scope and approach, significant accounting policies, audit conclusions regarding significant accounting estimates/reserves, and proposed fee arrangements for ongoing and special projects.

   The Committee will review with management and the independent public accountants their assessments of the adequacy of internal controls, and the resolution of identified material weaknesses and reportable conditions in internal controls, including the prevention or detection of management override or compromise of the internal control system.

   The Committee will review with management and the independent public accountants the Company's compliance with laws and regulations having to do with accounting and financial matters.

   The Committee and the Board of Directors should consider whether the independent public accountants should meet with the full Board to discuss any matters relative to the financial statements and/or any potentially relevant matters, and to answer any questions that other directors may have.

 Financial Statements

   The Committee will review with management and the independent public accountants, the Company's interim and year-end financial statements, including management's discussion and analysis, and audit findings (including any significant suggestions for improvements provided to management by the Internal Audit Director, if any, and the independent public accountants). Such review will include a discussion of significant adjustments recorded or adjustments passed and will conform with the requirements of SAS 61. Following such review, the Committee will recommend to the Board whether the audited financial statements should be included in the Corporation's annual report on Form 10-K.

   The Committee will request from financial management and the independent public accountants, a briefing on any significant accounting and reporting issues, including any changes in accounting standards or rules promulgated by the FASB, SEC or other regulatory bodies, that have an effect on the financial statements.

   The Committee will inquire about the existence and substance of any significant accounting accruals, reserves, or estimates made by management that had a material impact on the financial statements.

   The Committee will inquire of management and the independent public accountants if there were any significant financial accounting or reporting issues discussed during the accounting period and, if so, how they were resolved or if not resolved, inquire as to the disagreements.

   The members of the Committee will discuss among themselves, without management or the independent public accountants present, the quality of the accounting principles applied in the preparation of the Company's financial statements and significant judgments affecting the financial statements; and the independent public accountants' view of the quality of those principles and such judgments.

 Private Discussions with Independent Public Accountants

   The Committee will meet privately with the independent public accountants to request their opinion on various matters including the quality of the Company's accounting principles as applied in its financial reporting, and the quality and performance of its financial and accounting personnel and the internal audit staff.

   The Committee will also discuss privately with the independent public accountants any issues required from time to time by rules of the SEC, FASB and NASD.

 Post-Audit Review

   The Committee will review with management and the independent public accountants the annual Management Letter comments and management's responses to each.

   The Committee will ask the independent public accountants what their greatest concerns were (including any serious difficulties encountered) and if they believe anything else should be discussed with the Committee that has not been raised or covered elsewhere.

 Litigation

   The Committee will discuss/review with management, company counsel, and the independent public accountants the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company's financial statements.

 Other

   The Committee will review the internal audit function of the Corporation.

   The Committee will initiate the investigation of any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

   The Committee will prepare a report for inclusion in the Corporation's proxy statement for its annual meeting of stockholders describing the activities in which it has engaged during the prior year pursuant to its charter. The report will address all issues then required by the rules of the SEC.

PROXY                                                                      PROXY

                PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                                   DDI CORP.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
              DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of DDi Corp., a Delaware corporation (the "Company"), hereby appoints Bruce D. McMaster, Joseph P. Gisch, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 1, 2001, and at any and all adjournments, to vote all shares of the capital stock of said Company held of record by the undersigned on April 6, 2001, as if the undersigned were present and voting the shares.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR PROPOSAL 2, FOR THE NOMINEES NAMED IN PROPOSAL 1 ON THE REVERSE SIDE AND IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

       (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                   DDI CORP.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

THE LISTED NOMINEES AND THE PROPOSAL HAVE BEEN PROPOSED BY THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED AND "FOR" THE LISTED PROPOSAL.

1.  ELECTION OF DIRECTORS:                                             For All
                                                                       Except as
                                                                       Indicated
                                                            Withhold    to the
                                                  For All     All      Contrary
                                                  -------     ---      --------
Nominees for election to the Board of Directors:
  Prescott Ashe,  Charles D. Dimick and
  David Dominick                                     [_]      [_]         [_]

(INSTRUCTIONS: To withhold authority to vote for any nominee, write the nominee's name on the space provided below.)


___________________________________________________

2.  RATIFICATION OF INDEPENDENT AUDITORS:            For    Against    Abstain
                                                     ---    -------    -------
Proposal to ratify the appointment of
PricewaterhouseCoopers LLP as
the Company's independent auditors.                  [_]      [_]         [_]

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

I plan to attend the Annual Meeting   [_]

Please date this Proxy and sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If there is more than one trustee, all should sign. All joint owners should sign.


___________________________________________________
Signature


Dated: ______________________________________ , 2001



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